Press Release	Source: BBM Holdings

BBM Holdings to Terminate Operations
Tuesday, June 5, 2007 9:00 am ET

New York, NY--(BUSINESS WIRE)--BBM Holdings (OTCBB:BBMO.OB - News), which provides broadband services to ships, announced today that it has ceased operations and reduced employment to a small residual force. The Company will seek to maintain its assets (primarily intellectual property and technology), settle its obligations and seek strategic alternatives to maximize shareholder value.

About BBM Holdings:

BBM Holdings (OTCBB:BBMO.OB - News) is a telecommunications engineering and service company offering a turn key solution providing always-on Internet access to commercial shipping fleets, as well as ship-to-shore telephone service with worldwide termination. For more information visit: www.broadbandmaritime.com.

This press release contains statements that constitute "forward-looking statements" as that term is defined in the Securities Reform Act of 1995 (the "Reform Act"). Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements. Factors that may cause or contribute to such differences include, among other things, our technology becoming obsolete, consumers not purchasing our products, changes in business conditions and the economy and other risk factors identified in the Company's Form 10-KSB and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this press release.

Contact:
For BBM Holdings
Mary Ellen Kramer
(212) 405-1070